UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Spindle, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 4, 2017 (the “Original Form 8-K”) which had previously been amended on January 2, 2018 and December 11, 2017 (the “Amended Form 8-K filings”). The sole purpose of this Amendment is to extend the closing date of the transaction. .Except as set forth herein, no other modifications have been made to the Original 8-K and the Amended Form 8-K filings.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2017, Spindle, Inc. (the “Company”) entered into a binding term sheet (the “Binding Term Sheet”) whereby the Company would acquire all of the shares of a privately held payments processing company (the “Acquisition”). The parties extended the closing date for the Acquisition to April 6, 2018. The Binding Term Sheet was previously filed with certain confidential information omitted and submitted to the Securities and Exchange Commission with a confidential treatment request.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Binding Term Sheet dated October 2, 2017.*

*Portions of the exhibit have been omitted pursuant to a request for confidential treatment and was filed previously on the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 2, 2018

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Chief Executive Officer

3